As filed with the Securities and Exchange Commission on January 8, 1999

                         Registration No. 33-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           ---------------------------

                             THE COASTAL CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                 74-1734212
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

              Coastal Tower
           Nine Greenway Plaza
             Houston, Texas                              77046-0995
(Address of Principal Executive Offices)                 (Zip Code)

                           ---------------------------

                       THE COASTAL CORPORATION THRIFT PLAN
                            (Full title of the plan)

                           ---------------------------

                             Austin M. O'Toole, Esq.
                       Senior Vice President and Secretary
           The Coastal Corporation, Coastal Tower, Nine Greenway Plaza
                            Houston, Texas 77046-0995
                     (Name and address of agent for service)

                                 (713) 877-1400
          (Telephone number, including area code, of agent for service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                      Proposed        Proposed
                                                     Amount            maximum         maximum
Title of securities                                   to be        offering price     aggregate              Amount of
to be registered                                   registered         per unit     offering price <F3>   registration fee
----------------------------------------------   --------------   --------------   --------------        ----------------
Participations in the plan . . . . . . . . . .   $100,000,000 <F1>                 $100,000,000               $27,800
Common Stock of The Coastal Corporation:
par value $.33-1/3 per share . . . . . . . . .   2,852,049 shs.<F2>  $35.0625 <F2>  $100,000,000

<F1>
      The $100,000,000 of Plan participations being registered represent contributions that may be made by participating employees under the Plan; in addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2>
      The 2,852,049 shares of Common Stock of The Coastal Corporation being registered represent the estimated maximum number of shares of such stock which may be purchased with the Plan participations being registered. Such estimate is based on the closing price in the daily composite list for transactions on the New York Stock Exchange and other markets on January 7, 1999 ($35.0625 per share).

<F3>
     Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------

                                     PART II


Item 3. Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by The Coastal Corporation ("Coastal") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) Coastal's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Annual Report");

     (b) The Coastal Corporation Thrift Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997 ("Form 11-K"); and

     (c) Coastal's Registration Statement on Form S-3 describing Coastal's Common Stock - Registration No. 33-30902 filed with the Commission on September l, 1989.

     All documents subsequently filed by Coastal pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

Legal Matters

     The legality of the securities offered hereby has been passed upon by Austin M. O'Toole, Esq., Senior Vice President and Secretary of Coastal, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995. As of December 31, 1998, Mr. O'Toole beneficially owned approximately 47,279 shares of Common Stock and 553 shares of Class A Common Stock of Coastal, including exercisable stock options.

Experts

     The annual consolidated financial statements of Coastal incorporated in this Registration Statement by reference to the 1997 Annual Report and the annual financial statements of The Coastal Corporation Thrift Plan incorporated in this Registration Statement by reference to the Form 11-K have been audited by Deloitte & Touche LLP, independent accountants, as stated in their reports. Such financial statements are incorporated herein by reference and have been so incorporated in reliance on the reports of such firm, given on the authority of such firm as experts in accounting and auditing.

     Information derived from the report of Huddleston & Co., Inc., independent petroleum engineering consultants, with respect to the estimates of the oil and gas reserves of Coastal and its subsidiaries included in the 1997 Annual Report has been incorporated in reliance upon the authority of such firm as experts with respect to the matters contained therein.

                                                                     FORM S-8/ 2

Item 6.   Indemnification of Directors and Officers

     (a) Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its officers, directors and other agents against certain liabilities at least to the extent provided for in the Certificates of Incorporation and By-Laws of Coastal.

     (b) Article FIFTH of Coastal's Certificate of Incorporation provides as follows:

     FIFTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (c)  Article IX of Coastal's By-Laws reads as follows:

                                   ARTICLE IX

                                 INDEMNIFICATION

          SECTION 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith

                                                                     FORM S-8/ 3
     and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3. Determination of Conduct. The determination that an officer, director, employee or agent, has met the applicable standard of conduct set forth in Section 1 and 2 of this Article IX (unless indemnification is ordered by a court) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          SECTION 4. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

          SECTION 5. Definition. As used in this Article IX, the term "Corporation" includes all constituent corporations absorbed by The Coastal Corporation or a subsidiary thereof in a consolidation, merger or other acquisition transaction, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to The Coastal Corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          SECTION 6. Indemnity Not Exclusive. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. It is the intent of this Article IX that the Corporation shall indemnify those persons eligible hereunder to the fullest extent permitted under The General Corporation Laws of Delaware.

     (d) An Indemnity Agreement was approved on May 27, 1981, at the annual meeting of the holders of the common and convertible preferred stocks of Coastal and is incorporated herein by reference to the definitive Proxy Statement of Coastal (Exhibit A) dated April 15, 1981. In April of 1988, the Board of Directors of Coastal approved a revised and updated Indemnity Agreement which is incorporated herein by reference to the 1990 Annual Report (Exhibit 28).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer

                                                                     FORM S-8/ 4
or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The following documents are filed as a part of this Registration Statement:

     4.1 The Coastal Corporation Thrift Plan, Amended and Restated as of January l, 1999.

     4.2  The Coastal Corporation Thrift Trust.

       5 Opinion of Austin M. O'Toole, Esq., Senior Vice President and Secretary of The Coastal Corporation, as to the legality of securities to be registered. Also, see undertaking at Item 9(c) of this Part II.

    24.1  Consent of Deloitte & Touche LLP.

    24.2  Consent of Huddleston & Co., Inc.

    24.3  Consent of Austin O'Toole, Esq. (included in Exhibit 5).

      25  Powers of Attorney (included on the signature pages hereof).

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs

                                                                     FORM S-8/ 5
     is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deeded to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that it will submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and will make all changes required by the IRS in order to qualify the plan.

                                                                     FORM S-8/ 6

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints David A. Arledge, Coby C. Hesse and Austin M. O'Toole and each of them, any of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 6, 1999.

                                             THE COASTAL CORPORATION
                                                  (Registrant)


                                 By             DAVID A. ARLEDGE
                                      -------------------------------------
                                                David A. Arledge
                                      President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                       Title                          Date
       ---------                       -----                          ----

DAVID A. ARLEDGE            Chairman of the Board, President
--------------------------  Chief Executive Office, Principal   January 6, 1999
David A. Arledge            Financial Officer, and Director

COBY C. HESSE               Principal Accounting Officer        January 6, 1999
--------------------------
Coby C. Hesse

JOHN M. BISSELL             Director                            January 6, 1999
--------------------------
John M. Bissell

GEORGE L. BRUNDRETT, JR.    Director                            January 6, 1999
--------------------------
George L. Brundrett, Jr.

                                                                     FORM S-8/ 7

       Signature                       Title                          Date
       ---------                       -----                          ----

HAROLD BURROW               Director                            January 6, 1999
--------------------------
Harold Burrow

ROY D. CHAPIN, JR.          Director                            January 6, 1999
--------------------------
Roy D. Chapin, Jr.

JAMES F. CORDES             Director                            January 6, 1999
--------------------------
James F. Cordes

ROY L. GATES                Director                            January 6, 1999
--------------------------
Roy L. Gates

KENNETH O. JOHNSON          Director                            January 6, 1999
--------------------------
Kenneth O. Johnson

JEROME S. KATZIN            Director                            January 6, 1999
--------------------------
Jerome S. Katzin

J. CARLETON MACNEIL, JR.    Director                            January 6, 1999
--------------------------
J. Carleton MacNeil, Jr.

THOMAS R. MCDADE            Director                            January 6, 1999
--------------------------
Thomas R. McDade

                            Director                            January __, 1999
--------------------------
O. S. Wyatt, Jr.

                                                                     FORM S-8/ 8

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 7, 1999.

                                                   THE COASTAL CORPORATION
                                                     AS ADMINISTRATOR OF
                                             THE COASTAL CORPORATION THRIFT PLAN


                                        By:           AUSTIN M. O'TOOLE
                                            ------------------------------------
                                                      Austin M. O'Toole
                                              Member of The Coastal Corporation
                                                         Thrift Plan
                                                  Administrative Committee

                                                                     FORM S-8/ 9

                                INDEX TO EXHIBITS

                             THE COASTAL CORPORATION
                                   THRIFT PLAN


                                                                    Sequentially
Exhibit                                                               Numbered
  No.                          Description                              Page
-------  -------------------------------------------------------    ------------
  4.1    The Coastal Corporation Thrift Plan, Amended and
         Restated as of January 1, 1999.                                 11

  4.2    The Coastal Corporation Thrift Trust.                           75

    5    Opinion of Austin M O'Toole, Esq., Senior Vice President
         and Secretary of The Coastal Corporation, as to the
         legality of the securities to be registered.                    88

 24.1    Consent of Deloitte & Touche LLP.                               89

 24.2    Consent of Huddleston & Co., Inc.                               90

 24.3    Consent of Austin M. O'Toole (included in Exhibit 5).           91

   25    Powers of Attorney (included on the signature pages hereof).   II-7

                                                                    FORM S-8/ 10